================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 14, 1998





COMMISSION             EXACT NAME OF REGISTRANT AS         I.R.S. EMPLOYER
FILE NUMBER            SPECIFIED IN ITS CHARTER            IDENTIFICATION NO.
-----------            ------------------------            ------------------

1-11607                DTE ENERGY COMPANY
                       (A MICHIGAN CORPORATION)              38-3217752
                       2000 2ND AVENUE
                       DETROIT, MICHIGAN  48226-1279
                       313-235-4000

1-2198                 THE DETROIT EDISON COMPANY
                       (A MICHIGAN CORPORATION)              38-0478650
                       2000 2ND AVENUE
                       DETROIT, MICHIGAN  48226-1279
                       313-235-8000



================================================================================

ITEM 5.     OTHER EVENTS.

           As discussed in Notes 1 and 3 of the Notes to Consolidated Financial Statements appearing in the DTE Energy Company and The Detroit Edison Company Annual Report on Form 10-K for the year ended December 31, 1997, the Michigan Public Service Commission (MPSC) has established a capacity factor performance standard which provides for the disallowance of net incremental replacement power cost if Fermi 2 does not perform to certain operating criteria. A disallowance will be imposed for the amount by which the Fermi 2 three-year rolling average capacity factor is less than the greater of either the average of the top 50% of U.S. boiling water reactors or 50%. An estimate of the incremental cost of replacement power is required in computing the reserve for amounts due customers under this performance standard. At December 31, 1997 and 1996, Detroit Edison had accruals of $74 million and $72.9 million, respectively, for the disallowances that are expected to be imposed by the MPSC. Due primarily to an increase in the estimate of the incremental cost of replacement power at September 30, 1998, Detroit Edison recorded an increase in the Fermi 2 capacity factor performance standard accrual of $34 million ($22 million after-tax) or $0.15 per common share.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.



                                   DTE ENERGY COMPANY
                                   ----------------------------------
                                  (Registrant)


                                   By:       /s/ David E. Meador
                                       ------------------------------
                                       David E. Meador
                                       Vice President and Controller


                                   THE DETROIT EDISON COMPANY
                                   ----------------------------------
                                   (Registrant)


                                   By:       /s/ David E. Meador
                                       ------------------------------
                                       David E. Meador
                                       Vice President and Controller




Date:   October 14, 1998